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                                                                  Exhibit 24(c)

                                     Consent of Mercer Capital Management, Inc.


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                                                                   EXHIBIT 24(c)

                                     Consent


        We hereby consent to the inclusion in this registration statement on Form S-4 of our opinion dated April 25, 1997, regarding the proposed transaction involving Cornerstone Community Bank, East Ridge Bancshares, Inc., The Bank of East Ridge and David E. Young.


                                                 Mercer Capital Management, Inc.

Memphis, Tennessee
May 7, 1997